                                                                   EXHIBIT 10.48
                                                                  EXECUTION COPY


                    LITIGATION L/C AND TERM LOAN C AGREEMENT


     LITIGATION L/C AND TERM LOAN C AGREEMENT, dated as of October 24, 1997 among Code-Alarm, Inc., a Michigan corporation (a "Borrower"); GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as a Term Lender, and as Agent for Term Lenders, and the other Term Lenders signatory hereto from time to time.

                                    RECITALS

     WHEREAS, Borrower desires that the Term Lenders provide financial accommodations in the form of a risk participated guaranty issued by Agent for the benefit of a surety which may issue a Bond or Bonds in connection with Borrower's potential appeal of a certain potential adverse judgment or judgments in or relating to the DEI Litigation; and for these purposes, Agent is willing to enter into this Agreement and issue such guaranty and the Term Lenders are willing to provide the Term Loan C Commitment, advance Term Loan C and enter into such risk participations, subject to the terms and conditions set forth herein and in the "Credit Agreement" referred to below;

     WHEREAS, Borrower desires that the Term Lenders may alternatively make a direct term loan for Borrower's benefit to satisfy a final judgment or settlement with respect to the DEI Litigation without first issuing a Litigation L/C or after terminating the Litigation L/C prior to its being drawn;

     WHEREAS, Borrower desires to secure all of its obligations under this Agreement by granting to Agent, for the benefit of Agent and the Term Lenders, security interests in and liens upon all of its existing and after-acquired personal and real property, provided that such security interests and liens shall be subordinate to all other liens and security interests granted to Agent, for the benefit of Agent and the Term Lenders, in connection with the Credit Agreement (as defined below) in accordance with the terms and condition of this Agreement; and

     WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in that certain Credit Agreement of even date herewith among Borrower, certain other Credit Parties thereto, the Lenders from time to time party thereto and Agent, and in Annex A thereto (such Credit Agreement, together with its exhibits, schedules and annexes, as amended, restated, supplemented, extended and otherwise modified from time to time being hereinafter referred to as the "Credit Agreement").

     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1. AMOUNT AND TERMS OF CREDIT

     1.1 Reimbursement of Litigation L/C Obligations; Term Loan C.  (a)
Subject to the terms and conditions set forth in this Agreement, the Credit Agreement and Annex B to the Credit Agreement, Agent and Term Lenders shall incur Litigation L/C Obligations in connection with the issuance of the Litigation L/C. Alternatively, and subject to the terms and conditions set forth in this Agreement and the Credit Agreement, the Term Lenders shall make a term loan in connection with the settlement or other final disposition of the DEI Litigation. Borrower hereby acknowledges and agrees that, notwithstanding anything contained herein to the contrary, Borrower's Litigation Obligations shall arise, and shall be deemed to arise, immediately upon Borrower's execution of this Agreement.

     1.1 (b) If Agent and Term Lenders shall have incurred Litigation L/C Obligations, then, upon payment by the L/C Issuer under the Litigation L/C, and regardless of whether an Event of Default or Default shall then exist and notwithstanding the failure of Borrower to satisfy any of the conditions set forth in Section 2.4 of the Credit Agreement, each Term Lender shall fund its Pro Rata Share of such payment to Agent pursuant to Annex B of the Credit Agreement and in accordance with their respective Term Loan C Commitments, and, upon such payments, Borrower's Obligations to reimburse Agent for the Litigation L/C Obligations shall thereafter be payable directly to such Term Lenders pursuant to the terms of this Agreement and Annex B to the Credit Agreement (which Obligations to the Term Lenders shall thereafter constitute "Term Loan C" hereunder and thereunder). Borrower's request for Agent's and Term Lenders' incurrence of Litigation L/C Obligations shall be made on notice by Borrower to Agent two (2) Business Days prior to incurrence pursuant to Annex B of the Credit Agreement. Notwithstanding anything herein to the contrary, such recharacterization of Borrower's Litigation L/C Obligations hereunder shall occur solely for purposes of references herein, in the Credit Agreement and in the other Loan Documents, to such Obligations and shall not be construed to constitute a refinancing, repayment or novation of any such Obligations. All liens and security interests in the Collateral which are granted to Agent under the Litigation Collateral Documents to secure the Litigation L/C Obligations shall continue to secure Borrower's Obligations with respect to Term Loan C as so recharacterized. The obligations of the Term Lenders to pay to Agent their respective Pro Rata Shares of payments under the Litigation L/C hereunder shall be several and not joint.

     (c) If Agent shall not have incurred Litigation L/C Obligations, or shall have terminated the Litigation L/C prior to its being drawn, Borrower may request that Term Lenders directly advance the Term Loan C by delivering to Agent a Notice of Term Loan C Advance pursuant to the terms of the Credit Agreement.

     (d) Each Term Loan C shall be evidenced by a promissory note substantially in the form of Exhibit A hereto (each a "Term C Note" and collectively the "Term C Notes"), and Borrower shall execute and deliver its Term C Note to each Term Lender on the Closing Date in an amount equal to such Term Lender's Term Loan C Commitment. Each Term C Note, following the applicable Term Lenders' payment to Agent of its Pro Rata Share of payment under the Litigation L/C, or following Term Lenders' advance of the Term Loan C pursuant to the Credit Agreement, shall represent the Obligation of Borrower to pay the amount of the applicable Term Lender's Term Loan C, together with interest thereon as prescribed in Section 1.4.

     (e) The Litigation L/C and Litigation L/C Obligations shall be subject to all of the terms and conditions set forth in Annex B to the Credit Agreement, which Annex is hereby incorporated in its entirety by this reference.

     (f) Borrower shall pay the aggregate principal amount of the Term Loan C in equal, consecutive quarterly installments equal to the lesser of $250,000 and one-twelfth (1/12) of the aggregate original principal amount of such Loan, on the first day of January, April, July and October of each year, commencing on the first of such dates occurring after the date on which the L/C Issuer makes payment under the Litigation L/C or the Term Lenders otherwise advance the Term Loan C (unless the first of such dates is less than forty-five (45) days following the date of such payment by the L/C Issuer, in which case such installments shall commence on the second of such dates occurring after the date of such payment).

     (g) Notwithstanding the foregoing clause (b), the aggregate outstanding principal balance of the Term Loan C, shall be due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

     (h) Each payment of principal with respect to the Term Loan C shall be paid to Agent for the ratable benefit of each Term Lender making a Term Loan C ratably in proportion to each such Term Lender's respective Term Loan C Commitment.

     1.2 Payments and Prepayments. Borrower may voluntarily prepay, and shall mandatorily prepay and provide cash collateral for, the Litigation Obligations in accordance with the terms and conditions of the Credit Agreement. The proceeds of such prepayments and cash collateral payments, and all other payments received by Agent and the Term Lenders shall be applied by Agent in accordance with the terms and conditions of the Credit Agreement.

     1.3 Utilization of Litigation L/C and Use of Proceeds. Borrower shall utilize the Litigation L/C solely to obtain and secure a Bond or Bonds exclusively in accordance with the terms and conditions set forth in the Credit Agreement. Borrower shall utilize the proceeds of any direct advance of Term Loan C under Section 1.1(c) hereof solely for the payment of the Final Judgment.

     1.4 Interest on Term Loan C. (a) Borrower shall pay interest to Agent, for the ratable benefit of the Term Lenders, in arrears on each applicable Interest Payment Date with respect to the outstanding principal balance of Term Loan C, at the Index Rate plus the Applicable Term Loan Index Margin per annum or, at the election of Borrower, the applicable LIBOR Rate plus the Applicable Term Loan LIBOR Margin per annum.

     (b) Borrower shall pay Fees with respect to the Litigation L/C as provided in Annex B to the Credit Agreement.

     (c) If any payment on Term Loan C becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

     (d) All computations of Fees calculated on a per annum basis and interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable. The Index Rate shall be determined each day based upon the Index Rate as in effect each day. Each determination by Agent of an interest rate hereunder shall be conclusive, absent manifest error.

     (e) At the election of Agent (or upon the written request of Requisite Lenders) confirmed by written notice from Agent to Borrower, and so long as any Default or Event of Default shall have occurred and be continuing, the interest rates applicable to the Term Loan C and the Letter of Credit Fees with respect to the Litigation L/C shall be increased by two percentage points (2%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder ("Default Rate"). Interest and Letter of Credit Fees at the Default Rate shall accrue from the date of such notice until such Default or Event of Default is cured or waived, or the Agent (upon written authorization therefor from the Requisite Lenders) notifies Borrower that the Default Rate no longer applies, and shall be payable upon demand.

     (f) So long as no Default or Event of Default shall have occurred and be continuing, and subject to the additional conditions precedent set forth in
Section 2.4 of the Credit Agreement Borrower shall have the option to (i) convert at any time all or any part of outstanding Term Loan C from Index Rate Loans to LIBOR Loans, (ii) convert any portion thereof constituting a LIBOR Loan to an Index Rate Loan, subject to payment of LIBOR breakage costs in accordance with Section 1.13(b) of the Credit Agreement if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iii) continue all or any portion of Term Loan C as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued portion of Term Loan C shall commence on the last day of the LIBOR Period of the Loan to be continued. Any portion of Term Loan C to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount of $1,000,000 and integral multiples of $100,000 in excess of such amount. Any such election must be made by 11:00 a.m. (Chicago time) on the third (3rd) Business Day prior to
(1) the date of any proposed Advance which is to bear interest at the LIBOR Rate, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (Chicago time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if a Default or an Event of Default shall have occurred and be continuing or if the additional conditions precedent set forth in Section 2.4 of the Credit Agreement shall not have been satisfied), that LIBOR Loan shall be converted to an Index Rate Loan at the end of its LIBOR Period. Borrower must make such election by notice to Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a Notice of Conversion/Continuation.

     (g) Notwithstanding anything to the contrary set forth in this Section 1.4, if a court of competent jurisdiction determines in a final order that the rate of interest payable hereunder exceeds the Maximum Lawful Rate, then so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Term Lenders, is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided elsewhere in this section, unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Term Lender pursuant to the terms hereof exceed the amount which such Term Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 1.4(g), a court of competent jurisdiction shall finally determine that a Term Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 1.11 of the Credit Agreement and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

2. CONDITIONS PRECEDENT

     The Agent and Term Lenders shall not be obligated to incur Litigation L/C Obligations, cause the Litigation L/C to be issued or renewed, extended or modified, or directly advance the Term Loan C pursuant to Section 1.1(c) hereof, unless and until each of the conditions set forth in Sections 2.1, 2.3 and 2.4 of the Credit Agreement shall have been satisfied


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

or provided for in a manner satisfactory to Agent, or waived in writing by Agent and Term Lenders.

3. REPRESENTATIONS, WARRANTIES AND COVENANTS

     Agent and Term Lenders, in connection with their respective obligations under this Agreement, have relied upon the truth, accuracy and completeness of each of the representations, warranties and covenants set forth in the Credit Agreement, and all other provisions set forth in the Credit Agreement and Litigation Collateral Documents, all of which are hereby incorporated herein in their entirety by this reference.

4. EVENTS OF DEFAULT

     Upon the occurrence and during the continuation of any Event of Default or Default, Agent and Term Lenders shall have, with respect to this Agreement, the Litigation Obligations and the Collateral securing the Litigation Obligations, all of the rights and remedies as are provided in the Credit Agreement and the Litigation Collateral Documents following such occurrences.

5. MISCELLANEOUS

     5.1 Amendments and Waivers. This Agreement may be amended or otherwise modified only upon the express written agreement of the parties hereto.

     5.2 Severability. Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     5.3 GOVERNING LAW. THIS AGREEMENT, LITIGATION COLLATERAL DOCUMENTS AND THE LITIGATION OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. EACH CREDIT PARTY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND TERM LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE LITIGATION COLLATERAL DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE LITIGATION COLLATERAL DOCUMENTS,


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

PROVIDED, THAT AGENT, TERM LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, CITY OF CHICAGO, ILLINOIS AND, PROVIDED, FURTHER NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE LITIGATION OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION WHICH SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH CREDIT PARTY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINTS AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN ANNEX I OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY'S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAILS, PROPER POSTAGE PREPAID.

     5.4 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered as provided in the Credit Agreement. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated on Annex I of the Credit Agreement to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

     5.5 Section Titles. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.



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

     5.6 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

     5.7 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, TERM LENDERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE LITIGATION COLLATERAL DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

     5.8 Reinstatement. Notwithstanding anything contained herein to the contrary, this Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Litigation Obligations, or any part thereof, is, pursuant to applicable law, rescinded, avoided or reduced in amount, or must otherwise be restored or returned by any obligee of the Litigation Obligations, whether as a "voidable preference," "fraudulent transfer", "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. Notwithstanding anything contained herein to the contrary, in the event that any payment, or any part thereof, is rescinded, avoided, reduced, restored or returned, the Litigation Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, avoided, reduced, restored or returned.

     5.9 Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 5.3 and 5.7, with its counsel.

     5.10 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.



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

     5.11 Subordination. The Credit Parties, Agent and Term Lenders hereby agree that, notwithstanding anything in any of the Loan Documents to the contrary, all Liens of Agent and Term Lenders now or hereafter securing the Litigation Obligations or any portion thereof shall be subordinate in priority to all Liens of Agent and Lenders now or hereafter securing the Obligations which do not constitute Litigation Obligations. From and after the occurrence of any Event of Default, unless consented to by Agent and the Requisite Lenders, no payments shall be made, received or enforced with respect to the Litigation Obligations unless and until all other Obligations shall have been indefeasibly paid in full and all Commitments shall have expired or been terminated.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

                                        CODE-ALARM, INC.


                                        By:  /s/ Rand Mueller
                                           --------------------------------
                                            Name: Rand Mueller
                                                 --------------------------
                                            Title: President
                                                  -------------------------



                                        GENERAL ELECTRIC CAPITAL
                                        CORPORATION, as Agent and Term Lender


                                        By: /s/ Timothy S. Van Kirk
                                           ----------------------------------
                                            Name: Timothy S. Van Kirk
                                                 ----------------------------
                                            Title: Duly Authorized Signatory
                                                  ---------------------------





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

                                   EXHIBIT A
                                       TO
                    LITIGATION L/C AND TERM LOAN C AGREEMENT
                          DATED AS OF OCTOBER 24, 1997



                            Form of Term Loan C Note



                                   Attached.

                                   EXHIBIT A (1.1 (d)(i))
                                       TO
                    LITIGATION L/C AND TERM LOAN C AGREEMENT


                              FORM OF TERM C NOTE

                                                               Chicago, Illinois
12,000,000                                                     October 24, 1997


         FOR VALUE RECEIVED, the undersigned, CODE-ALARM, INC., a Michigan corporation ("Borrower"), HEREBY PROMISES TO PAY to the order of GENERAL ELECTRIC CAPITAL CORPORATION ("Lender") at the offices of GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation, as Agent for Lenders ("Agent"), at its address at 10 South LaSalle Street, Suite 2800, Chicago, Illinois 60603, or at such other place as Agent may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the amount of TWELVE MILLION DOLLARS AND NO CENTS ($12,000,000) or such lesser amount as may have been advanced as Term Loan C to the undersigned under the "Credit Agreement" (as hereinafter defined). All capitalized terms used but not otherwise defined herein have the meanings given to them in the Credit Agreement or in Annex A thereto.

         This Term C Note is one of the Term C Notes issued pursuant to that certain Litigation L/C and Term Loan C Agreement dated as of October 24, 1997 by and among Borrower, the other Persons named therein as Credit Parties, Agent, Lender and the other Persons signatory thereto from time to time as Lenders (including all annexes, exhibits and schedules thereto and as from time to time amended, restated, supplemented or otherwise modified, the "Credit Agreement"), evidences Lender's Term Loan C, and is entitled to the benefit and security of the Credit Agreement and the Litigation Collateral Documents referred to therein. Reference is hereby made to the Credit Agreement for a statement of all of the terms and conditions under which such Term Loan C is made and is to be repaid. The principal balance of such Term Loan C, the rates of interest applicable thereto and the date and amount of each payment made on account of the principal thereof, shall be recorded by Agent on its books; provided that the failure of Agent to make any such recordation shall not affect the obligations of Borrower to make a payment when due of any amount owing under the Credit Agreement or this Term C Note.

         Borrower shall pay the aggregate amount of the Term Loan C evidenced hereby in equal, consecutive quarterly installments equal to the lesser of
(i) $250,000 or (ii) one-twelfth (1/12) of the aggregate original principal amount of such Loan on the first day of January, April, July and October of each year, commencing, subject to the terms of the Credit Agreement, on the first of such dates occurring after the Term Loan C Funding Date. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times, and pursuant to such calculations, as are specified in the Credit Agreement. The terms of the Credit Agreement are hereby incorporated herein by reference.

         If any payment on this Term C Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (except as otherwise provided in the Credit Agreement) and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

         Upon and after the occurrence of any Event of Default, this Term Note may, as provided in the Credit Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable.

         Time is of the essence of this Term C Note. Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Borrower.

         Except as provided in the Credit Agreement, this Term C Note may not be assigned by Lender to any Person.

         THIS TERM C NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND
PERFORMED IN THAT STATE.



                                  CODE-ALARM, INC.


                                  By:___________________________
                                        Name:___________________
                                        Title:__________________